EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of MEDTOX Scientific, Inc., for the registration of 708,464 of its common stock of our report dated February 6, 1998, with respect to the consolidated financial statements and financial statement schedule of MEDTOX Scientific, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
November 1, 2000